UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

The Governance, Compensation, and Nominating Committee (the “Committee”) of the Board of Directors of Aemetis, Inc. (the “Company”) held a special meeting on October 24, 2023, at which it considered bonus awards to management, including its named executive officers (the “Named Executive Officers”), and certain other employees of Aemetis, Inc. At that meeting, the Committee reviewed the progress of the Company in achieving key goals in several different segments of operations. The Committee also reviewed the salaries of its Named Executive Officers in conjunction with U.S. national average compensation levels obtained from a third-party compensation consultant.

In connection with its review, the Committee approved and authorized the payment of one-time bonuses to the Company’s Named Executive Officers in the following amounts: Eric A. McAfee, Chairman and Chief Executive Officer, bonus of $300,000; Todd A. Waltz, Executive Vice President and Chief Financial Officer, bonus of $250,000; Andrew B. Foster, Executive Vice President, North America, bonus of $250,000; Sanjeev Gupta, Executive Vice President, Aemetis International, bonus of $250,000; J. Michael Rockett, Executive Vice President, General Counsel and Corporate Secretary, bonus of $100,000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

October 27, 2023	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chairman/Chief Executive Officer

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